SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)            MAY 22, 2002
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                              HOLLYWOOD MEDIA CORP.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




          FLORIDA                   0-22908                     65-0385686
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(STATE OR OTHER JURISDICTION      (COMMISSION                 (IRS EMPLOYER
    OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)



2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA               33431
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (561) 998-8000
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.    OTHER EVENTS.

           Hollywood Media Corp., a Florida corporation (the "Company"), has received an investment of $5.7 million in cash from a group of four institutional investors, including existing shareholders of the Company. Mitchell Rubenstein, the Chairman and Chief Executive Officer of the Company, and Laurie S. Silvers, the Vice Chairman and President of the Company, participated in the financing with a $500,000 cash investment.

           On May 22, 2002, the Company issued an aggregate of $5.7 million in principal amount of 6% Senior Convertible Debentures Due May 2005 (the "Debentures") to the investors in a private placement. The Debentures are convertible at the option of the investors at any time through May 22, 2005 into shares of common stock, par value $0.01 per share, of the Company at the price of $3.46 per share. Prior to conversion, the Debentures bear interest at 6% per annum, payable quarterly in cash or common stock. The investors also received fully vested Warrants to acquire at any time through May 22, 2007 an aggregate of 576,590 shares of common stock at a price of $3.78 per share. If on May 22, 2003, an investor holds (net of any short position) at least seventy-five percent of such investor's shares of common stock issued or issuable to such investor under the Debentures, then the exercise price of the warrants held by such investor will decrease to $3.46 per share. The Debentures and Warrants contain anti-dilution provisions as more fully described in the exhibits attached hereto.

           The investors will have the right to purchase an aggregate of $1 million in principal amount of additional Debentures on the same terms at any time through May 22, 2003.

           Mitchell Rubenstein, the Chairman and Chief Executive Officer of the Company, and Laurie S. Silvers, the Vice Chairman and President of the Company, agreed to amend the terms of their existing $5.0 million line of credit facility to the Company so that the proceeds from the sale of the Debentures and Warrants would not reduce the amount of their commitment.

           Pursuant to the terms of a Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3, the Company is obligated to file with the Securities and Exchange Commission a shelf registration statement under the Securities Act of 1933, as amended, to register for resale the shares of common stock of the Company issuable upon conversion of the Debentures, exercise of the Warrants and the shares of Common Stock issuable as payment of interest under the Debentures.

           The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, 6% Senior Convertible Debentures Due May 2005, Registration Rights Agreement, and Warrants entered into with each investor substantially in the forms attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.


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
ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)        Exhibits.

         1. Securities Purchase Agreement, dated as of May 22, 2002, among Hollywood Media Corp., Federated Kaufman Fund, Portside Growth & Opportunity Fund Ltd., Leonardo, L.P., Carpe Diem Long Short Fund, LLC and Mitchell Rubenstein.

         2. 6% Senior Convertible Debenture Due May 2005 issued by Hollywood Media Corp. as of May 22, 2002.

         3. Registration Rights Agreement, dated as of May 22, 2002, among Hollywood Media Corp., Federated Kaufman Fund, Portside Growth & Opportunity Fund Ltd., Leonardo, L.P., Carpe Diem Long Short Fund, LLC and Mitchell Rubenstein.

         4.       Warrant dated as of May 22, 2002.











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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   HOLLYWOOD MEDIA CORP.

                                   By: /s/ Mitchell Rubenstein
                                       -------------------------------------
                                       Mitchell Rubenstein
                                       Chairman and Chief Executive Officer

Date: May 22, 2002









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                                  EXHIBIT INDEX



    Exhibit Number                         Description
    --------------                         -----------

         10.1 Securities Purchase Agreement, dated as of May 22, 2002, among Hollywood Media Corp., Federated Kaufman Fund, Portside Growth & Opportunity Fund Ltd., Leonardo, L.P., Carpe Diem Long Short Fund, LLC and Mitchell Rubenstein.

         10.2 6% Senior Convertible Debenture Due May 2005 issued by Hollywood Media Corp. as of May 22, 2002

         10.3 Registration Rights Agreement, dated as of May 22, 2002, among Hollywood Media Corp., Federated Kaufman Fund, Portside Growth & Opportunity Fund Ltd., Leonardo, L.P., Carpe Diem Long Short Fund, LLC and Mitchell Rubenstein.

         10.4     Warrant dated as of May 22, 2002.















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